SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2004 (March 31, 2004)

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17000 Rotunda Drive, Dearborn, Michigan		48120

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Item 5. Other Events and Required FD Disclosure.

     On March 31, 2004, we issued a press release relating to the pricing of a tender offer for up to $250 million of our 7.95% notes. The press release, filed as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by this reference.

     On April 1, 2004, we issued a press release relating to the appointment of an acting Chief Financial Officer. The press release, filed as Exhibit 99.2 to this Current Report on Form 8-K, is incorporated herein by this reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.	Description
99.1	Press release dated March 31, 2004
99.2	Press release dated April 1, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION
Date: April 1, 2004	By:	/s/Stacy L. Fox
Stacy L. Fox
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description	Page

Exhibit 99.1	Press Release dated March 31, 2004
Exhibit 99.2	Press Release dated April 1, 2004